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                                                                    EXHIBIT 99.4

                            JOINT FILING UNDERTAKING

      The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Amendment No. 1 to Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Amendment No. 1 to
Schedule 13D jointly on behalf of each such party.

      The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.


Dated: March 8, 2006            BERKSHIRE FUND IV, LIMITED PARTNERSHIP

                                By:      Fourth Berkshire Associates LLC,
                                         its General Partner

                                By:      /s/Richard K. Lubin
                                         -------------------
                                Name:    Richard K. Lubin
                                Title:   Managing Member


                                BERKSHIRE FUND V, LIMITED PARTNERSHIP

                                By:      Fifth Berkshire Associates LLC,
                                         its General Partner

                                By:      /s/Richard K. Lubin
                                         -------------------
                                Name:    Richard K. Lubin
                                Title:   Managing Member


                                BERKSHIRE INVESTORS LLC

                                By:      /s/Richard K. Lubin
                                         -------------------
                                Name:    Richard K. Lubin
                                Title:   Managing Director